Exhibit 3.2.1

BYLAWS

OF

DOLLAR GENERAL CORPORATION

As Amended and Restated on May 28, 2021

(redline version of amended sections)

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.          Place of Meeting. Meetings of the shareholders of Dollar General Corporation (the “Corporation”) shall be held at such place, if any, either within or without the State of Tennessee as the Board of Directors may determine. The Board of Directors may, in its sole discretion, determine that a meeting of the shareholders shall not be held at any place but may instead be held by means of remote communication as authorized by the Tennessee Business Corporation Act (the “Act”) from time to time.

Section 2.          Annual and Special Meetings.

(a)           Annual Meetings. Annual meetings of shareholders shall be held, on~~at~~ a date and at a~~,~~ time and place, if any, fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting.

(b)          Special Meetings. Special meetings of ~~the~~ shareholders may be called at any time, but only (i) by the Chairman of the Board of Directors, by the Chief Executive Officer of the Corporation, ~~for any purpose and shall be called by the Chief Executive Officer or Secretary if directed by the Board of Directors. A special meeting of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the Chief Executive Officer of the corporation,~~ or upon a resolution by or affirmative vote of the Board of Directors, ~~and not by the shareholders.~~or (ii) subject to the provisions of this Article I, Section 2(b) and any other applicable provisions of these Bylaws, upon a resolution by or affirmative vote of the Board of Directors upon the written request (a “Shareholder Special Meeting Request”) received by the Secretary of the Corporation from Record Holders (as defined in Article I, Section 9) or Nominee Holders (as defined in Article I, Section 9) (each, a “Requesting Shareholder” and collectively, the “Requesting Shareholders”) (A) representing in the aggregate at least twenty-five percent (the “Requisite Percentage”) of the voting power of the Corporation’s shares entitled to vote on the matter or matters to be brought before the proposed special meeting (a “Shareholder Requested Special Meeting”); provided that such shares have been “owned” continuously by such Requesting Shareholders for at least one year prior to the date of the Shareholder Special Meeting Request (the “One-Year Period”), and (B) that have complied in full with the requirements set forth in these Bylaws. For the purposes of this Article 1, Section 2(b), whether shares are “owned” shall be determined in the same manner as provided in Article I, Section 12(h), and the terms “owned,” “owning” and other variations of the word “own” shall have the same definition ascribed to such terms in Article I, Section 12(h), provided that the terms “Noticing Shareholder” and “Eligible Shareholder” shall be substituted with the term “Requesting Shareholder” for the purposes of such definition. Except as set forth in this Article I, Section 2(b) or as otherwise required by law, special meetings of the shareholders of the Corporation may not be called by any other person or persons.

(i)        In order for a Shareholder Requested Special Meeting to be called, the Shareholder Special Meeting Request must be signed and dated by the Requesting Shareholders (or their duly authorized agents) who are entitled to cast not less than the Requisite Percentage of votes on the matter or matters proposed to be brought before the Shareholder Requested Special Meeting and must be delivered by registered mail to the Secretary of the Corporation at the principal executive offices of the Corporation. Any Shareholder Special Meeting Request shall set forth with particularity (A) the names and addresses of the Requesting Shareholder(s), as they appear on the books of the Corporation, and if any Requesting Shareholder holds for the benefit of another, the name and address of such beneficial owner and of any Shareholder Associated Person (as defined in Article I, Section 10(d)), (B) the class or series and number of shares of the Corporation’s capital stock owned of record and beneficially by each Requesting Shareholder and Shareholder Associated Person identified in clause (A) of this Article I, Section 2(b)(i) and documentary evidence that the Requesting Shareholders have owned the Requisite Percentage of shares continuously for the One-Year Period, from a person and in a form acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor or replacement rule, (C) an agreement by each Requesting Shareholder to promptly notify the Corporation upon any decrease in the number of shares owned by such Requesting Shareholder occurring between the date on which the Shareholder Special Meeting Request is received by the Secretary of the Corporation and the date of the Shareholder Requested Shareholder Meeting and an acknowledgement by each Requesting Shareholder that the Shareholder Special Meeting Request shall be deemed to be revoked (and any meeting scheduled in response may be canceled) if the shares owned by the Requesting Shareholders do not represent ownership of at least the Requisite Percentage at all times between the date on which the Shareholder Special Meeting Request is received by the Secretary of the Corporation and the date of the Shareholder Requested Special Meeting, (D) the purpose or purposes of the Shareholder Requested Special Meeting and the business to be acted on at the Shareholder Requested Special Meeting, the reasons for conducting such business at the Shareholder Requested Special Meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (E) the information required by Article I, Section 10(b) as to the business proposed to be conducted at the Shareholder Requested Special Meeting and as to the Requesting Shareholders on whose behalf the Shareholder Special Meeting Request is being made; provided that for purposes of this Article I, Section 2(b), (1) the terms “Noticing Shareholder” and “Holder” shall be substituted with the term “Requesting Shareholder” and (2) the term “notice” shall be substituted with the term “Shareholder Special Meeting Request,” in each case in all places such terms appear in Article I, Section 10(b). Other than to the extent expressly referenced in this Article I, Section 2(b), the provisions of Article I, Section 10 shall not apply to a Shareholder Requested Special Meeting or a Shareholder Special Meeting Request. The only business that may be conducted at the Shareholder Requested Special Meeting properly requested by the Requesting Shareholders shall be the business proposed in the Shareholder Meeting Special Request and set forth in the notice of such Shareholder Requested Special Meeting; provided, however, that the Board of Directors shall have the authority in its sole and final discretion to submit additional matters in the notice for such Shareholder Requested Special Meeting and to cause other business to be transacted at such Shareholder Requested Special Meeting.

(ii)       After receiving a Shareholder Special Meeting Request, the Board of Directors shall determine in good faith whether the Requesting Shareholders have satisfied the requirements set forth in these Bylaws, which determination shall be conclusive and binding, and the Corporation shall notify the Requesting Shareholders of the Board of Directors’ determination. If the Board of Directors determines that the Shareholder Special Meeting Request complies with the provisions of these Bylaws and that the proposal to be considered or business to be conducted is a proper subject for shareholder action under applicable law, the Charter or these Bylaws, the Board of Directors shall call and send notice of a Shareholder Requested Special Meeting for the purpose(s) set forth in the Shareholder Special Meeting Request (as well as any additional purpose(s) deemed advisable in the sole and final discretion of the Board of Directors) in accordance with Article I, Section 3 of these Bylaws. The Board of Directors shall determine the place, if any, date and time for such Shareholder Requested Special Meeting, which date shall be not later than 90 days after the date on which the Board of Directors determines that the Shareholder Special Meeting Request satisfies the requirements set forth in these Bylaws. The Board of Directors shall also set a record date for the determination of shareholders entitled to vote at such Shareholder Requested Special Meeting in the manner set forth in Article I, Section 4. Each Requesting Shareholder is required to update the information required by this Article I, Section 2(b) as of a date within ten business days after such record date and as of a date within five business days before the date of such Shareholder Requested Special Meeting. The Board of Directors may adjourn, postpone, reschedule or, if in accordance with these Bylaws, cancel any Shareholder Requested Special Meeting previously scheduled pursuant to this Article I, Section 2(b).

(iii)      In determining whether a Shareholder Requested Special Meeting has been requested by Requesting Shareholders representing in the aggregate at least the Requisite Percentage, multiple Shareholder Special Meeting Requests received by the Secretary of the Corporation will be considered together only if (A) each Shareholder Special Meeting Request identifies substantially the same purpose or purposes of, and substantially the same matters proposed to be acted on at, the Shareholder Requested Special Meeting (in each case as determined in the sole and final discretion of the Board of Directors) (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant request), and (B) such Shareholder Special Meeting Requests have been dated and received by the Secretary of the Corporation within 30 days of the earliest dated Shareholder Special Meeting Request that was submitted in accordance with the requirements of this Article I, Section 2(b).

(iv)      Notwithstanding the foregoing provisions of this Article I, Section 2(b), the Board of Directors shall not be required to call a Shareholder Requested Special Meeting if (A) the Shareholder Special Meeting Request does not strictly comply with each applicable requirement of these Bylaws, (B) the business specified in the Shareholder Special Meeting Request is not a proper subject for shareholder action under applicable law, the Charter or these Bylaws, (C) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within 90 days after the Secretary receives the Shareholder Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) an identical or substantially similar item of business as the business specified in the Shareholder Special Meeting Request (“Similar Business”), (D) the Shareholder Special Meeting Request is received by the Secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of shareholders and ending on the date of the final adjournment of the next annual meeting of shareholders, (E) Similar Business was presented at any meeting of shareholders held within 120 days prior to receipt by the Secretary of the Shareholder Special Meeting Request, (F) two or more Shareholder Requested Special Meetings have been held within the twelve month period prior to the date the Shareholder Special Meeting Request is received by the Secretary, (G) the Shareholder Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law, or (H) any information submitted pursuant to this Article I, Section 2(b) by any Requesting Shareholder is inaccurate in any material respect. For purposes of this Article I, Section 2(b), the removal of directors shall be “Similar Business” with respect to all items of business involving the nomination, election or removal of directors, the changing of the size of the Board of Directors and the filling of vacancies and/or newly created directorships. In addition, if none of the Requesting Shareholders who submitted a Shareholder Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Shareholder Special Meeting Request, the Corporation need not present such matters for a vote at such Shareholder Requested Special Meeting regardless of whether proxies have been solicited with respect to such matters.

(v)       Any shareholder who submitted a Shareholder Special Meeting Request may revoke its written request by written revocation received by the Secretary at the principal executive offices of the Corporation at any time prior to the Shareholder Requested Special Meeting. A Shareholder Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be canceled) if the Requesting Shareholders do not continue to own at least the Requisite Percentage at all times between the date the Shareholder Special Meeting Request is received by the Secretary and the date of the applicable Shareholder Requested Special Meeting, and each Requesting Shareholder shall promptly notify the Secretary of any decrease in ownership of the number of shares owned by such Requesting Shareholder. If, as a result of any revocations, there are no longer valid unrevoked written Shareholder Special Meeting Requests from Requesting Shareholders holding the Requisite Percentage, there shall be no requirement to call or hold the Shareholder Requested Special Meeting.

(vi)      The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Article I, Section 2(b) and to make any and all determinations necessary or advisable to apply this Article I, Section 2(b) to any persons, facts or circumstances, including but not limited to, whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the Requisite Percentage of this Article I, Section 2(b), whether a Shareholder Special Meeting Request complies with the requirements of this Article I, Section 2(b) and whether any and all requirements of this Article I, Section 2(b) have been satisfied. The Board of Directors (and any other person or body authorized by the Board of Directors) may require a Requesting Shareholder to furnish any additional information as may be reasonably required by the Board of Directors (as determined solely and exclusively by the Board of Directors, with such determination being final and binding) to permit the Board of Directors (and any other person or body authorized by the Board of Directors) to make any such interpretation or determination, and each Requesting Shareholder shall provide such information to the Board of Directors within ten business days of such request. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be final, conclusive and binding on all persons, including without limitation the Corporation and all Requesting Shareholders.

Section 3.          Notice of Meetings. Except as otherwise provided by law, at least ten (10) days and not more than two (2) months before each meeting of shareholders, ~~written~~ notice of the place, if any, time and~~,~~ date ~~and place~~ of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting (as authorized by the Board of Directors in its sole discretion pursuant to the Act) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting. Notice may be delivered personally, by mail, by electronic transmission or by any other means allowed by the Act in accordance with the Act. ~~Notice may be provided by mail, private carrier, facsimile transmission or other form of wire, wireless or electronic communication (e.g., e-mail). Notice provided to a shareholder’s e-mail address as indicated on the records of the Corporation shall be deemed proper notice for any purpose set forth in these Bylaws.~~

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Section 5.          Shareholders’ List. After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders’ meeting. Such list will show the address of and number of shares held by each shareholder. The shareholders’ list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of the ~~Tennessee Business Corporation Act (the “~~Act~~”)~~, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

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Section 9.          Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:

(a)          specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or an authorized committee thereof (including any such notice given by or at the direction of the Board of Directors following receipt by the Secretary of a Shareholder Special Meeting Request in accordance with Article I, Section 2(b) of these Bylaws),

(b)          otherwise brought before the meeting by or at the direction of the Board of Directors or an authorized committee thereof, or

(c)          otherwise brought before the meeting by a ~~“Noticing S~~shareholder~~”~~ who complies with the notice, eligibility and other requirements set forth in Article I, Section 10 or Article I, Section 12 of these Bylaws, as applicable (such shareholder, a “Noticing Shareholder”).

Notwithstanding any other provision of these Bylaws, in the case of a Shareholder Requested Special Meeting, no shareholder may propose any business to be considered at the Shareholder Requested Special Meeting, except pursuant to the Shareholder Special Meeting Request delivered pursuant to Article I, Section 2(b) of these Bylaws. A “Noticing Shareholder” must be either a “Record Holder” or a “Nominee Holder.” A “Record Holder” is a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a director) to be appropriately conducted at the meeting. A “Nominee Holder” is a shareholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business. Clause (c) of Section 9 of this Article I shall be the exclusive means for a Record Holder or a Nominee Holder~~Noticing Shareholder~~ to make director nominations or submit other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the ~~Securities~~ Exchange Act  ~~of 1934, as amended (the “Exchange Act”)~~ and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws, or submitted at a Shareholder Requested Special Meeting in accordance with Article I, Section 2(b) of these Bylaws). Notwithstanding anything in these ~~by-laws~~Bylaws to the contrary, no business shall be conducted at a shareholders’ meeting except in accordance with the procedures set forth in Section 9, Section 10 or Section 12 of this Article I of these Bylaws.

Section 10.        Notice of Shareholder Business to be Conducted at a Meeting of Shareholders. In order for a Noticing Shareholder to properly bring any item of business before a meeting of shareholders pursuant to this Section 10 of this Article I, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of Section 10 of this Article I. Section 10 of this Article I shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(l) under the Exchange Act.

(a)           To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i)        in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and

(ii)       in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which notice of the date of the special meeting was ~~mailed~~ given or public disclosure of the date of the special meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

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(d)          For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder. As used in these By~~-~~laws, the term “Shareholder Associated Person” means, with respect to any shareholder, (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person controlling, controlled by or under common control with any shareholder, or any Shareholder Associated Person identified in clauses (i) or (ii) above. The terms “Affiliate” and “Associate” are fairly broad and are defined by reference to Rule 12b-2 under the ~~Securities~~ Exchange Act  ~~of 1934 (the “Exchange Act”)~~. An “affiliate” is any “person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” “Control” is defined as the “possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”

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(e)           Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with Section 10(e) of this Article I, nothing in Section 10(e) of this Article I shall be deemed to preclude discussion by any shareholder of such business. If any information submitted pursuant to Section 10 of this Article I by any shareholder proposing a nominee(s) for election as a director at a meeting of shareholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with Section 10 of this Article I. Except as otherwise provided by law, the ~~c~~Charter, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he should determine that any proposed nomination or business is not in compliance with these Bylaws, he shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

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ARTICLE II

DIRECTORS

Section 1.          Number, Election and Removal of Directors. The Board of Directors of the Corporation shall consist of not less than one (1) nor more than fifteen (15) members. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors pursuant to and in compliance with any applicable shareholders’ agreement. The Directors shall be elected by shareholders at their annual meeting or a special meeting called for that purpose in compliance with these Bylaws. Subject to the provisions contained in the Charter or any applicable shareholders’ agreement, a ~~D~~director may be removed only for cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class.

Section 2.          Vacancies. Any vacancies and newly created directorships resulting from any increase in the number of ~~D~~directors may be filled, subject to compliance with any applicable shareholders’ agreement~~the Shareholders Agreement~~, by ~~D~~directors entitled to cast that number of votes constituting a majority of votes that may be cast by ~~D~~directors then in office, although less than a quorum, or by the sole remaining d~~D~~irector. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. Any director may resign at any time upon written notice to the ~~c~~Corporation.

Section 3.          Voting. Each director shall be entitled to one vote. Except as otherwise provided by law, the Charter of the Corporation, these Bylaws or any contract or agreement to which the Corporation and its shareholders are parties, at a meeting at which a quorum is present, the vote of a majority of the ~~D~~directors present shall be the act of the Board of Directors.

Section 4.          Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, if any, as may from time to time be determined~~fixed~~ by the Chairman of the Board of Directors. ~~by resolution, and if so fixed no further notice thereof need be given, provided that unless all the Directors are present at the meeting at which said resolution is passed, the first meeting held pursuant to said resolution shall not be held for at least five (5) days following the date on which the resolution is passed~~. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman and shall be called by the Chairman and Secretary if directed by the Board of Directors or if requested by any two ~~D~~directors.

Section 5.          Notice. Meetings (other than regular meetings the dates and times of which are established as provided in Section 4 of this Article II) of the Board of Directors must be preceded by at least twenty-four (24) hours notice to each ~~D~~director. Notice of any special meeting of the Board of Directors shall be delivered personally, by telephone, by mail, by private carrier, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice, at such times and at such places as shall from time to time be determined by the Board of Directors, or the Chairman thereof (if any), as applicable. Telephone notice shall be deemed to be given when the ~~D~~director is personally given such notice in a telephone call to which such ~~D~~director is a party. Telegraph, teletype, facsimile or other electronic transmission (e.g., e-mail) notice shall be deemed to be given upon completion of the transmission of the message. Notice of a special meeting need not be given to any ~~D~~director if a written waiver of notice, executed by such ~~D~~director before or after the meeting, is filed with the records of the meeting, or to any ~~D~~director who attends the meeting without protesting the lack of notice prior thereto or at its commencement.

Section 6.         Quorum. At all duly called meetings of the Board of Directors, except as otherwise provided by law, the Charter of the Corporation, these Bylaws or any contract or agreement to which the Corporation and its shareholders are parties, the presence of a majority of the ~~D~~directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the ~~D~~directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.

Section 7.          Committees. The Board of Directors may, by resolution adopted pursuant to Section 3 of this Article II and otherwise in accordance with the terms of any applicable shareholders’ agreement, designate one or more committees, including, without limitation, an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and/or a Compensation Committee, to have such composition and to exercise such power and authority as the Board of Directors shall specify. At a meeting at which a quorum is present, the vote of a majority of the committee members present shall be the act of the committee. Each committee of the ~~b~~Board of ~~d~~Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the ~~b~~Board of ~~d~~Directors designating such committee and subject to the rules and regulations of the stock exchange, if any, on which the Company’s securities are listed~~New York Stock Exchange~~.

Section 8.          Actions of Board Without Meeting. Unless otherwise provided by the Charter of the Corporation, these Bylaws or applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent to taking such action without a meeting, in which case, subject to Article II, Section 3 of these Bylaws, the vote of a majority of the ~~D~~directors or committee members, as the case may be, is the act of the Board of Directors or any such committee. The action must be evidenced by one or more written consents describing the action taken, signed, in one or more counterparts, by that number of d~~D~~irectors specified pursuant to the immediately preceding sentence, indicating each such ~~D~~director’s vote or abstention on the action, and be included with the minutes of proceedings of the Board of Directors or committee.

Section 9.          Presence through Communications Equipment. Meetings of the Board of Directors, and any meeting of any Board committee, may be held through any communications equipment (e.g., conference telephone) if in accordance with the Act~~all persons participating can hear each other, and participation in a meeting pursuant to this section shall constitute presence at that meeting~~.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a Secretary who is responsible for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation ~~President, a Vice President, a Secretary and a Treasurer~~, and such other ~~additional~~ officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. ~~Any two or more offices may be held by the same person, except the offices of President and Secretary.~~ Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. ~~All officers shall be subject to the supervision and direction of the Board of Directors.~~ Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Each officer shall serve until the earlier of his or her removal, the expiration of the term for which he or she is elected or until his or her successor has been elected and qualified. Election of an officer or agent shall not itself create contract rights between the Corporation and such officer or agent.

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ARTICLE V

GENERAL PROVISIONS

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Section 5.          Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, shareholder or employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) action asserting a claim arising pursuant to any provision of the Act, the Corporation’s Charter or these Bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in a state or federal court located within the State of Tennessee. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article V, Section 5. If any provision or provisions of this Article V, Section 5 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article V, Section 5 (including, without limitation, each portion of any sentence of this Article V, Section 5 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

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